Exhibit 10.7

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into as of this 8th day of September, 1997, to be effective as of September 8, 1997 ("Effective Date"), by and between LOCAL FINANCIAL CORPORATION, a Delaware corporation ("LFC"), its wholly-owned subsidiary, LOCAL FEDERAL BANK, F.S.B., a federal stock savings bank ("Bank"), both with address of 3601 N. W. 63rd Street, Oklahoma City, Oklahoma 73116, and EDWARD A. TOWNSEND, an individual resident of the State of Oklahoma, with mailing address of 28910 South 593, Grove, Oklahoma 74344 ("Townsend").

                                R E C I T A L S:

                  A. LFC is a one-bank holding company which owns all of the issued and outstanding stock of Bank. Bank is engaged in the banking business in the State of Oklahoma, with principal offices in Oklahoma City, Oklahoma, and branch locations at various sites in the State of Oklahoma. Bank owns all of the issued and outstanding stock of LOCAL AMERICA BANK, F.S.B., a federal stock savings bank ("Local America") with principal offices in Tulsa, Oklahoma, and branch locations at various sites in the State of Oklahoma. LFC and Bank are desirous of employing Townsend to serve as the Chairman of the Board of Directors and Chief Executive Officer of LFC and Bank, respectively, for the term and subject to the other terms and conditions set forth and described below in this Employment Agreement;

                  B. Townsend is a highly experienced chief executive officer of banks, and in particular, federal stock savings banks. Townsend is desirous of entering into an agreement with LFC and Bank whereby Townsend will be employed by LFC and Bank to be the Chairman of the Board of Directors and Chief Executive Officer of LFC and Bank, respectively, upon the terms and conditions provided in this Employment Agreement; and

                  C. Townsend is willing to enter into this Employment Agreement with LFC and Bank to serve as the Chairman of the Board of Directors and Chief Executive Officer of LFC and Bank, respectively, in consideration of the payments to be made to him by Bank, and certain other additional and valuable benefits and inducements to be granted to him by LFC and Bank, as hereinafter set forth and in accordance with the conditions hereinafter provided;

                  D. The respective Boards of Directors of the Bank and of LFC have each specifically approved and authorized the terms and conditions of this Agreement and the entry into this Agreement with Townsend so as to obtain his employment by LFC and the Bank and his management and control thereof; and

                  E. Accordingly, LFC, the Bank and Townsend desire to enter into this Agreement to set forth the terms and conditions of the employment relationships between LFC, the Bank and Townsend.

                  NOW, THEREFORE, in consideration of the aforementioned recitals, the premises, the mutual covenants set forth herein and of such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by LFC, the Bank and Townsend, respectively, they each do hereby covenant and agree as follows:


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                  1. Employment. Townsend is hereby employed as the Chairman of the Board of Directors and Chief Executive Officer of LFC and of the Bank, respectively, to manage and direct the conduct of their banking businesses. Townsend shall devote all of his business time exclusively to LFC's and the Bank's business and shall render services to LFC and to the Bank, respectively, as their Chairman of the Board and Chief Executive Officer to the best of his ability for and on behalf of LFC and the Bank, respectively. Townsend shall comply with all laws, statutes, ordinances, rules and regulations relating to the performance of services for LFC and for the Bank under this Agreement. During the term of this Agreement, Townsend shall serve as the Chairman of the Board of Directors and as the Chief Executive Officer of LFC and of the Bank, and in those respective capacities shall, subject to the control of the Board of Directors of LFC and of the Bank, respectively, generally supervise, plan and direct the business and affairs of LFC and of the Bank and shall preside at all meetings of the shareholders of LFC and of the Board of Directors of LFC and of the Bank, respectively. As Chairman of the Board of Directors and Chief Executive Officer of LFC and of the Bank, Townsend shall exercise and perform such other powers and duties as are usually vested in a chairman of the board of directors and chief executive officer of a bank holding company and/or federal savings bank, or as may be from time to time prescribed or assigned to him by the Board of Directors of LFC, or by the Board of Directors of the Bank, or as may be otherwise prescribed or assigned to him by the By-Laws of LFC or of the Bank. During the term of this Agreement, Townsend shall not, at any time or place, directly or indirectly, engage in the same business in which LFC or the Bank is engaged for any other person or entity to any extent whatsoever, other than to the extent required by the terms and conditions of this Agreement, or as a private investor for his own account, in a publicly held corporation engaged in the banking business, unless his holdings shall not exceed five percent (5%) of the issued and outstanding stock of such publicly held corporation and, so long as such investment activities do not interfere with the performance of Townsend's duties for LFC and for the Bank during the term of this Agreement. The designation by LFC's or the Bank's Board of Directors of any other duties or any other titles for Townsend during the term of this Agreement shall not affect Townsend's compensation as provided for in this Agreement.

                  2. Term of Employment. Subject to the provisions on termination of employment contained in Section 9 herein, the term of the employment provided for herein of Townsend by LFC and by the Bank shall be for a period of three (3) years, beginning on the Effective Date of this Agreement and ending on the date which is the last day prior to the third (3rd) anniversary of the Effective Date, unless extended as provided in this Section 2, below. Subject to the provisions on termination of employment as provided for in
Section 9, below, prior to the first anniversary of the Effective Date of this Agreement and prior to each anniversary of that date thereafter, the Board of Directors of LFC and the Board of Directors of the Bank, respectively, shall consider, review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including Townsend's performance) and, if appropriate, explicitly approve a one (1) year extension of the remaining term of this Agreement. The term of this Agreement shall continue to so extend each year if the Boards of Directors so approve such extension, respectively, unless Townsend gives written notice to LFC or the Bank, respectively, of Townsend's election not to extend the term, with such notice not to be less than sixty (60) days prior to any such anniversary date. If the Board of Directors of LFC, or the Board of Directors of Bank, respectively, elect not to extend the term, that Board of Directors shall give written notice to Townsend of such decision not less than sixty (60) days prior to any such anniversary date. If either party hereto gives such timely notice to the other party that the term of this Agreement will not be extended as of any such anniversary date, then, and in such event, this Agreement shall terminate at the conclusion of its then remaining term. References in this Agreement to the term of this Agreement shall be deemed to refer both to the initial term and all successive terms hereunder.

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                  3. Compensation.

                           (a) The Bank agrees to pay Townsend as a guaranteed salary throughout the term of this Agreement, unless Townsend voluntarily resigns from his employment by LFC and by Bank during the term of this Agreement, for whatever reason, or unless this Agreement is terminated for cause by LFC or the Bank, as set forth and described in Section 9, below in this Agreement, an annual base salary for the services rendered to LFC and Bank by Townsend, as described above, in the amount of Three Hundred Twenty Thousand and No/100 Dollars ($320,000.00) per year. This salary shall be payable to Townsend in twelve (12) equal, monthly installments of Twenty-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($26,666.67) per month for each month during which services are rendered by Townsend to LFC or the Bank during the term of this Agreement. LFC and Bank covenant and agree that the amount of salary to be paid to Townsend during the term of this Agreement cannot be decreased by LFC or Bank during the term of this Agreement for any reason and must be paid to Townsend in all events each month during the term of this Agreement unless Townsend voluntarily resigns from his employment by Bank during the term of this Agreement, for whatever reason, or unless Townsend is terminated for cause by the Bank for the specific reasons set forth and described below in Section 9 of this Agreement. Accordingly, Bank agrees that if Townsend is terminated without cause, as provided below in Section 9 of this Agreement, he shall still be entitled to receive as liquidated damages for the termination without cause of his employment by LFC or the Bank under this Agreement, the full amount of his remaining guaranteed salary under this Agreement to be paid to him in the amount of Twenty-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($26,666.67) per month in the same manner as if he had remained employed by the Bank during the entire term of this Agreement. Townsend and the Bank hereby expressly covenant and agree, anything in this Agreement to the contrary notwithstanding, including, without limitation, the provisions of Sections 3 through 6 and Section 9 of this Agreement, that any payments made to Townsend by Bank pursuant to this Agreement, or otherwise, are in all respects expressly subject to and conditioned upon their compliance with the provisions of 12 U.S.C. ss.1828(k) and any regulations promulgated thereunder.

                           (b) Bank shall pay Townsend his annual base salary on a monthly basis on the first day of each month, subject to normal salary deductions for the amount so owing, including, but not limited to, Social Security, Medicare, federal and state income withholding taxes. Townsend's base annual salary may be increased in the future, from time to time, by the actions of LFC's or Bank's Board of Directors, based upon Townsend's performance and other relevant factors and LFC's or Bank's Board of Directors will review Townsend's salary for the purposes of determining any appropriate increase in the base annual salary of Townsend at least annually. In addition, LFC or Bank may, from time to time, enter into supplemental agreements or memoranda in writing with Townsend for the award and payment to him of additional compensation or

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         bonuses upon such terms and conditions as LFC or Bank shall deem to be in their respective best interests, and in the event of the execution by LFC or Bank of any such agreement or memoranda, the right of Townsend to additional compensation or bonuses shall be determined in accordance with the applicable provisions thereof. In the absence of any such supplemental agreements or memoranda, neither LFC or Bank shall be obligated to pay to Townsend any additional compensation or bonus whatsoever, irrespective of the payments of additional compensation or bonus to Townsend in any past or succeeding year, or the payment of additional compensation or bonus to other employees of LFC or Bank at the end of the year, but may do so in the sole discretion of LFC's or Bank's Board of Directors, respectively, and the determination of LFC's or the Bank's Board of Directors, respectively, in the exercise of such discretion, with respect to the payment and amount of any additional compensation or bonus to Townsend for any fiscal year of LFC or Bank if made, shall be final and conclusive.

                  4. Granting of Incentive Stock Options. As an additional inducement to Townsend to enter into this Agreement with LFC and Bank and to render his services to LFC and Bank upon a long-term basis and as additional compensation to him for services to be rendered under the provisions of this Agreement, LFC, has agreed to grant to Townsend certain stock options to acquire LFC's Common Stock, contingent upon the closing of a private placement of LFC's Common Stock under a Private Placement Memorandum on or before September 1, 1997 (the "Offering"). The stock options have been granted by LFC to Townsend pursuant to that certain Local Financial Corporation Stock Option Plan ("Plan") to be enacted by LFC contingent upon the closing of the Offering. In order to evidence these stock options, LFC has also prepared and will execute and enter into with Townsend, contemporaneously with this Agreement, contingent upon the closing of the Offering, that certain Local Financial Corporation Stock Option Agreement ("Stock Option Agreement"), which will set forth the terms and conditions of the stock options to be granted to Townsend by LFC in accordance herewith and the manner and method of exercising such options and acquiring such stock by Townsend. Attached as Exhibit "A" to this Agreement, and by this reference made a part hereof, is an executed copy of the Stock Option Agreement, entered into by and between LFC and Townsend this same date in fulfillment of the contractual obligations of LFC under the provisions of this Section 4 of the Agreement.

                  5. Townsend's Additional Employment Benefits. In addition to the annual base salary and the discretionary bonuses, provided for in Section 3 above, LFC and Bank agree to provide to Townsend, or to reimburse Townsend for, the following additional employment benefits and expenses:

                           (a) During the term of this Agreement, Bank shall furnish and provide to Townsend, at its sole cost and expense, the following described employee benefits, upon the same basis that Bank accords these same benefits to its other executive employees. In the event Bank does not provide any of the following benefits to its executive level employees, it shall not be required to initiate a program solely to provide such benefits to Townsend. However, if Bank should at any time in the future provide such benefits to its employees, any such benefits shall also be provided to Townsend upon the same basis that it is provided to such other employees of Bank, whether or not such benefit is listed below:


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                                    (i) hospitalization, dental, accident and
                  major medical insurance benefits to Townsend and all members of Townsend's immediate family. The opportunity to participate in any group life insurance program on a basis comparable to the participation provided under any plans of such kind to other executive officers of Bank. In any case, Bank will be expected to make contributions towards the cost of such plans for Townsend at the same rate and in the same manner as it makes for its other employees of like status who participate therein.

                                    (ii) The right and opportunity to
                  participate in and become vested under and pursuant to the Defined Benefit Pension Plan maintained by Bank, or any other qualified pension and profit sharing plans hereafter maintained by Bank, upon the same basis accorded to other full-time employees of Bank. In addition, Bank shall provide to Townsend such other fringe benefits as may be provided by Bank to its executives, or its other employees, in accordance with the policies heretofore or hereafter adopted by Bank.

                           (b) In addition to the above and foregoing fringe
                  benefits of employment which the Bank customarily provides to all of its executive employees, Townsend shall be entitled to receive the following specific additional benefits in consideration and as additional compensation to him for entering into this Agreement and agreeing to provide the services required herein to LFC and to the Bank:

                                    (i) Payment of his dues for an individual
                  membership in his name in a golf and country club of his choosing located in Oklahoma County, Oklahoma; provided, however, the Bank's obligation shall be for dues and any member assessments only, and it shall have no obligation to pay any charges or expenses incurred by Townsend as a member of the aforesaid country club;

                                    (ii) Throughout the term of this Agreement,
                  Townsend shall be provided an automobile of a type and kind comparable to that which Bank provides to its other executive officers for use in their employment by the Bank;

                                    (iii) A one-time payment of a moving/housing
                  allowance in the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) to be used by Townsend to relocate his family from the Grove, Oklahoma area to the Oklahoma City metropolitan area. In this regard, Townsend agrees that he will cause his family to be relocated to the Oklahoma City metropolitan area from the Grove, Oklahoma area as soon as feasible based upon the marketing of his present home, the school calendar and the location of a suitable home in the Oklahoma City area.

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                           (c) In addition to the compensations set forth above,
         Townsend shall also be entitled to reimbursement by Bank for his actual out-of-pocket expenses incurred in the conduct of Bank's business, which shall be limited to ordinary and necessary items and such other valid expenditures as may be determined to be appropriate expenditures on behalf of Bank by its Board of Directors, from time to time. The reimbursement of said expenses and the amounts and the extent to which they shall be reimbursed shall be decided on a case-by-case basis by the Board of Directors of Bank, as the case may be; provided, however, the Board of Directors of Bank may, at any time, and from time to time, establish a policy or policies for allowing certain amounts for reimbursements of certain types of specified business expenses, incurred by Townsend. Townsend shall, in every instance, wherever practical, support any claims for reimbursement for expenses by adequate proof of such expenditures in the form of cancelled checks, vouchers, bills, or in any other forms satisfactory to the Board of Directors of Bank.

                           (d) Townsend shall be entitled to such period of vacation with pay during any one (1) year of the term of this Agreement as may be permitted by the Board of Directors of Bank on a case-by-case basis, in its sole discretion, or pursuant to any policy established by the Board of Directors of the Bank for the benefit of its executive employees, from time to time. Townsend agrees that he will take vacation days only at such times that will not unduly interfere with or hamper the operation of Bank's business. Townsend shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a paid vacation as authorized pursuant to this Subsection. Townsend shall also not be entitled to accumulate unused paid vacation time from one calendar year to the next calendar year during the term of this Agreement.

                  6.       Disability.

                           (a) For purposes of this Agreement, Townsend shall be deemed to be "disabled" or have a "disability" if Townsend shall have an illness, injury or other physical or mental condition which results in Townsend's inability to perform substantially the duties he performed in his employment capacity for LFC and Bank under this Agreement to the extent he was performing such duties immediately prior to the commencement of such condition.

                           (b) If Townsend shall be disabled for not more than ninety (90) days during any twelve (12) month period of the term of this Agreement, then, Townsend, during the continuance of such disability, shall remain employed by Bank hereunder, shall continue to receive his base salary and other compensation pursuant to this Agreement and otherwise shall continue to have all of the rights and be subject to all of Townsend's obligations and duties under this Agreement, other than the obligation and duty to render services to Bank otherwise in accordance with this Agreement during the period of such disability.

                           (c) If Townsend shall be disabled for more than ninety (90) days during any twelve (12) month period during the term of this Agreement, but not more than one hundred twenty (120) days during any twelve (12) month period, then, from and after the expiration of the ninetieth (90) day of disability and during the continuance of such disability up to and including the day immediately preceding the one hundred twentieth (120th) day, Townsend shall be deemed to have taken a leave of absence from the Bank commencing on the ninetieth (90th) day of such disability and, during the continuance of such disability, the following provisions shall apply:


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                                    (i) Townsend's annual base salary shall be
                  apportioned up to and including the ninetieth (90th) day of such disability and from and after the ninetieth (90th) day of such disability and up to and including the day immediately preceding the one hundred twentieth (120th) day of such disability, neither LFC nor Bank shall pay any salary to Townsend and Townsend shall receive no salary from LFC or Bank.

                                    (ii) Bank, in the sole discretion of its
                  Board of Directors, shall have the right and power to remove Townsend from the positions of Chairman of the Board of Directors and Chief Executive Officer of the Bank, and LFC, in turn, in the sole discretion of LFC's Board of Directors, shall have the right and power to remove Townsend from the positions which he holds as LFC's Chairman of the Board of Directors and Chief Executive Officer, or either of them may delegate all or any portion of Townsend's duties as Chairman of the Board of Directors and Chief Executive Officer of the Bank or LFC, respectively, to one or more other employees of the Bank or LFC, respectively.

                                    (iii) Townsend shall otherwise have all of
                  the rights and be subject to all of Townsend's obligations and duties under this Agreement, except that Townsend shall have no obligation or duty to render services to LFC or the Bank, respectively, otherwise in accordance with this Agreement during such period of time; provided that Bank shall be excused from providing any insurance coverage or benefits which, by reason of Townsend's disability, Bank shall not be able to obtain, continue or maintain at substantially the same cost or expense or substantially the same terms and conditions that Bank was able to obtain, continue or maintain immediately prior to the commencement of Townsend's disability.

                           (d) If Townsend shall be disabled for more than one hundred twenty (120) days in any twelve (12) month period during the term of this Agreement, the employment of Townsend by LFC and Bank hereunder shall cease and terminate pursuant to the provisions of
         Section 9, below.

                           (e) If LFC and the Bank and Townsend are unable to agree whether Townsend is disabled within the meaning of this Section 6, then this issue shall be submitted to arbitration in the manner provided for in Section 13 of this Agreement below.

                  7. Standards. Townsend shall perform all of his duties and responsibilities under this Agreement in accordance with such reasonable standards as are established from time to time by the Board of Directors of the Bank or of LFC, respectively. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the federal stock savings bank industry.


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                  8.       Confidential Information.

                           (a) Townsend acknowledges that in Townsend's employment under this Agreement, Townsend will be making use of, acquiring and adding to the Bank's trade secrets and its confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, the Bank's depositor list, loan customers, business operations, internal structure, financial affairs, programs, software, systems, procedures, manuals, confidential reports, lists of investors and prospective investors and sales and marketing methods, as well as the amount, nature and type of services and methods used and preferred by the Bank and its investors, all of which shall be deemed to be Confidential Information for purposes of this Agreement. Townsend acknowledges that such Confidential Information has been and will continue to be of central importance to the business of the Bank and that disclosure of it to, or its use by, others could cause substantial loss to the Bank. Accordingly, during the term of this Agreement and upon and after leaving the employ of Bank for any reason whatsoever, Townsend shall not, for any purpose whatsoever, directly or indirectly, divulge or disclose to any person or entity any of such Confidential Information which was obtained by Townsend as a result of Townsend's employment with Bank or any trade secrets of the Bank, but shall hold all of the same confidential and inviolate.

                           (b) All contracts, agreements, financial books, records, instruments and documents, a depositor list, borrower list, investor list, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, cardex, listings, programming and any other instruments, records or documents relating or pertaining to the business of LFC or of the Bank (collectively herein the "Records") shall at all times be and remain the property of LFC and the Bank, respectively. Upon termination of this Agreement and Townsend's employment under this Agreement for any reason whatsoever, Townsend shall return to LFC or the Bank, respectively, all Records (whether furnished by LFC or the Bank or prepared by Townsend).

                           (c) All inventions and other creations, whether or not patented, or copyrightable, and all ideas, reports and other creative works, including, without limitation, computer programs, manuals and related materials, made or conceived in whole or in part by Townsend while employed by LFC or the Bank which relate in any manner whatsoever to the business, existing or proposed, of LFC or the Bank or any other business or research or developmental efforts in which LFC or the Bank, or any of its subsidiaries or affiliates engages in during Townsend's employment by LFC and the Bank will be disclosed promptly by Townsend to LFC and the Bank and shall be the sole and exclusive property of LFC or the Bank, as the case may be.

                  9.       Termination of Employment.

                           (a) The Board of Directors of the Bank and/or the Board of Directors of LFC, respectively, may terminate Townsend's employment by the Bank and/or by LFC, respectively, under this Agreement, with or without cause, at any time during the term hereof, effective upon delivery of written notice to that effect to Townsend, but any such termination by the Bank or LFC, as the case may be, of Townsend other than termination of his employment for cause, as described below in this Section, shall not prejudice Townsend's right to receive the full amount of the remaining compensation which would have otherwise been paid him throughout the term of this Agreement on the same basis and at the same times and to receive all such other fringe benefits to which he would have

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         otherwise been entitled to receive during the term of this Agreement.
         On the other hand, Townsend shall not have any right to receive any further compensation or any other benefits to which he would have otherwise been entitled under this Agreement after his voluntary resignation from his employment by the Bank or LFC, for whatever reason, or after his termination from his employment for cause by the Bank or LFC, in accordance with the terms of this Agreement, except for the vested rights of Townsend hereunder, i.e., any and all compensation benefits and rights which Townsend was entitled to receive prior to the effective date of such termination. Termination for cause shall mean termination because of Townsend's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties under this Agreement, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or of a final cease-and-desist order, or any material breach by Townsend of any provision of this Agreement. In determining the incompetence of Townsend, the acts or omissions of Townsend shall be measured against standards generally prevailing in the federal savings bank industry. Unless Townsend voluntarily resigns from his employment by the Bank during the term of this Agreement, for whatever reason, or unless the termination by the Bank or LFC of Townsend's employment under this Agreement is for just cause, as previously stated, the Bank shall be obligated to continue to pay to Townsend his compensation and to provide to him all other benefits of his employment as set forth in this Agreement during the remaining term of this Agreement after the termination of his employment on the same basis and at the same times as set forth and described above in this Agreement. LFC, the Bank and Townsend agree that it would be difficult to ascertain the amount of damages owing to Townsend if this Agreement is terminated without cause during the term of this Agreement, and accordingly, that the amount to be paid by Bank to Townsend as compensation and the other benefits to be provided by Bank to Townsend during the remaining term of this Agreement as if Townsend had remained employed by LFC or the Bank in such instance, shall be deemed to be liquidated damages for the termination of this Agreement by Bank or LFC without cause and not as a forfeiture or penalty. Townsend agrees the damages resulting from the termination of his employment by LFC or the Bank without cause during the term of this Agreement would be difficult and impractical to ascertain and that therefor the amount of liquidated damages, as determined in the manner set forth above in this Section, would be a fair and reasonable amount of damages under such circumstances, and, accordingly, Townsend agrees that his sole remedy, in the event of the termination of his employment hereunder by the Bank or LFC without cause, shall be strictly limited to his right to receive such liquidated damages, and that he shall not have any right to seek any other equitable or legal remedy or other damages in such event, whether actual, special, consequential or punitive, by reason thereof.

                           (b) If Townsend is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under the provisions of Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. ss.1818(e)(3) and (g)(1)], the Bank's obligations under this Agreement shall be suspended as of the date of service of said notice pursuant to the Act unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay Townsend all or part of the compensation which was withheld by the Bank while its obligations under this Agreement were suspended in accordance herewith, and (ii) reinstate (in whole or in part) any of its obligations which were so suspended.


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                           (c) If Townsend is removed and/or permanently
         prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. ss.1818(e)(4) or (g)(1)], all obligations of the Bank under this Agreement shall terminate as of the effective date of the order; provided, however, the vested rights of the Bank and Townsend under this Agreement shall not be affected thereby.

                           (d) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of such default, but this
         Section 9(d) shall not affect any vested rights of the Bank or Townsend under this Agreement.

                           (e) All obligations under this Agreement shall be terminated, except to the extent determined that the continuation of this Agreement is necessary for the continued operations of the Bank:

                                    (i)     by the Director of the Federal
                                            Deposit Insurance Corporation, or
                                            his or her designee, at the time the
                                            Federal Deposit Insurance
                                            Corporation or the Resolution Trust
                                            Corporation enters into an agreement
                                            to provide assistance to or on
                                            behalf of the Bank under the
                                            authority contained in ss. 13(c) of
                                            the Federal Deposit Insurance Act;
                                            or

                                    (ii)    by the Director of the Federal
                                            Deposit Insurance Corporation, or
                                            his or her designee, at the time the
                                            Director, or his or her designee
                                            approves a supervisory merger to
                                            resolve problems related to
                                            operation of the Bank, or when the
                                            Bank is determined by the Director
                                            to be in an unsafe or unsound
                                            condition.

                                    Any rights of the Bank or Townsend under the
         Agreement that have already vested, however, shall not be affected by such action.

                           (f) If Townsend resigns voluntarily from his employment by the Bank during the term of this Agreement, for whatever reason, then, and in such event, all of the rights, benefits and entitlements of Townsend under this Agreement, including without limitation, his right to receive salary payments, shall cease on the date of such voluntary resignation, except for the rights of Townsend which have vested prior to the date of his voluntary resignation.

                  10. No Assignment or Succession; Death of Townsend. This Agreement is personal to Townsend and to the Bank and LFC. Neither Townsend nor the Bank or LFC may assign or delegate any of his or their respective rights or obligations under this Agreement without first obtaining the prior written consent of all of the other parties hereto. In the event of Townsend's death during the term of this Agreement, all of the rights and entitlements of Townsend under this Agreement shall cease except for the rights of Townsend which have vested prior to the date of his death. Any and all remaining vested compensation or benefits to which Townsend is entitled under this Agreement prior to the date of his death shall be payable by Bank to the estate of Townsend or to the person designated by Townsend in his Last Will and Testament to receive such payments or benefits. In the event the Bank is involuntarily dissolved for any reason by the Office of Thrift Supervision ("OTS") or any other governmental entity having authority over the Bank, this Agreement shall terminate as of the date of such dissolution and Townsend shall have no further rights except for the rights which are vested in him prior to the effective date of such dissolution.

                  11. Amendments or Additions: Action by Bank's Board of Directors. No amendments or additions to this Agreement shall be binding unless in writing and executed by both LFC and the Bank and by Townsend. The prior approval by the affirmative vote of the majority of the full Board of Directors of the Bank or of LFC, respectively, shall be required in order for the Bank or LFC, respectively, to authorize and execute any amendments or additions to this Agreement, to give any consents or waivers of the provisions of this Agreement, or to take any other action under this Agreement, including any termination of the employment of Townsend, with or without cause, under the provisions of
Section 9(a), above.

                  12. Reimbursement of Disallowed Expenses. If any expenses paid by Bank for Townsend or any reimbursement of expenses by Bank to Townsend shall, upon audit or other examination of the income tax returns of Bank, be determined not to be allowable deductions from the gross income of Bank and such determination shall be acceded to by Bank, or such determination shall be made final by the appropriate taxing authority or a final judgment of a court of competent jurisdiction, and no appeal shall be taken therefrom, or the applicable period for the filing of a notice of appeal shall have expired, then, and in such event, Townsend shall rebate to Bank the dollar amount of the expenses so disallowed by such taxing authority. Such repayment may not be waived by the Bank.

                  13. Binding Arbitration. Unless LFC, Bank and Townsend all expressly agree otherwise in writing, all disputes relating to this Agreement, or any breach thereof or the meaning and effect of any term and provisions hereof, shall be submitted to binding arbitration by Bank, LFC and Townsend pursuant to the provisions of the Oklahoma Uniform Arbitration Act, 15 O.S. ss.801, et seq. (the "Act"), and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). In the event a dispute arises which cannot be informally resolved by the parties hereto, a panel of three (3) arbitrators shall be selected to settle the dispute. Within twenty (20) days following the demand by either party for arbitration of a dispute arising under this Agreement, LFC and Bank shall jointly appoint an arbitrator knowledgeable and experienced in federal savings banks and Townsend shall appoint an arbitrator knowledgeable and experienced in federal savings banks. The two (2) arbitrators so appointed shall together appoint a third arbitrator, also knowledgeable and experienced in federal savings banks, within twenty (20) days following the appointment of the last arbitrator selected by LFC and the Bank and by Townsend. In the event that the two (2) arbitrators selected by LFC and the Bank and by Townsend are unable to mutually select a third arbitrator within the twenty (20) day period, the third arbitrator shall be selected by the then presiding judge of the Oklahoma County, Oklahoma District Court. If the presiding judge of the Oklahoma County, Oklahoma District Court is unable or unwilling to make such selection, the parties will request that the Chief United States District Judge of the United States District Court for the Western District of Oklahoma make such selection. The panel of three (3) arbitrators shall then determine a time and a place for the hearing and shall notify the parties in writing personally or by registered mail no less than twenty (20) days before the hearing. The arbitrators will hear the dispute in accordance with the Act and the Rules. Each party hereto shall be entitled to be represented by counsel and each party shall be solely responsible for the fees of their respective counsel. A majority of arbitrators shall render a final award within twenty (20) days following the conclusion of the hearing which shall be final and binding upon all parties hereto. The expenses and fees of the third arbitrator mutually selected by the first two (2) arbitrators shall be divided equally between the parties. Each party shall be solely responsible for the expenses and fees of the arbitrator whom it selected. The arbitrators may include, as part of any award, for the recovery of attorney's fees by the prevailing party. All other expenses incurred in the conduct of the arbitration shall be divided equally between the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  14.      Miscellaneous Provisions.

                           (a) This Agreement shall be binding upon, and shall inure to the benefit of LFC, Bank and Townsend and their respective heirs, personal and legal representatives, successors and assigns.

                           (b) LFC, Bank and Townsend agree that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the United States of America where applicable and otherwise in all respects by the laws of the State of Oklahoma.

                           (c) All notices required or permitted herein must be in writing and shall be deemed to have been duly given on the date of service and served personally or by telecopier, telex, or other similar communication to the party or parties to whom notice is to be given, on the next day if notice is effected by overnight mail service, or on the third business day after mailing in the United States mail, if mailed, to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the address of such party, as set forth in the first paragraph of this Agreement, or to such other address as any party to this Agreement may designate to the other from time-to-time for this purpose in a manner complying with the provisions of this section. Any communication which is mailed by overnight mail or sent by telecopier or telex shall be confirmed immediately, but failure to so confirm shall not affect the effectiveness of such notice from and after the day on which such notice is actually received.

                           (d) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           (e) This Agreement contains the entire agreement and understanding by and between LFC, the Bank and Townsend with respect to Townsend's employment by LFC and the Bank, as herein described, and supersedes all prior agreements and understandings between the parties to this Agreement, relating to the subject matter of this Agreement. No change or modification of this Agreement shall be valid or binding unless the same is in writing and signed by the party intending to be so bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced. Moreover, no valid waiver of any provision of this Agreement, at any time, shall be deemed to be a waiver of any other provision of this Agreement at such time, or will be deemed a valid waiver of such provision at any other time.

                           (f) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                           (g) Time shall be of the essence with regard to the performance by the parties hereto of their respective obligations hereunder.

                  IN WITNESS WHEREOF, LFC, the Bank and Townsend have duly executed this Agreement as of the day and year first above written to be effective as of the date stated in the first paragraph above.

LFC:                                    LOCAL FINANCIAL CORPORATION,
                                        a Delaware corporation



                                        By: /s/ Jan A. Norton
                                        ----------------------------------------
                                        Name: Jan A. Norton
                                        Title: President
                                        Date: 9/8/97


BANK:                                   LOCAL FEDERAL BANK, F.S.B.,
                                        a federal stock savings bank



                                        By: /s/ Jan A. Norton
                                        ----------------------------------------
                                        Name: Jan A. Norton
                                        Title: President
                                        Date: 9/8/97

TOWNSEND:                               /s/ Edward A. Townsend
                                        ----------------------------------------
                                        Edward A. Townsend

                                        Date: 9/8/97

















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